UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

INVENSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35269	01-0789977
(State or other Jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1745 Technology Drive, San Jose, Suite 200, CA 95110

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 501-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment of Employee Stock Purchase Plan

At the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of InvenSense, Inc. (the “Company”) held on September 16, 2016, the Company’s stockholders approved an amendment to the Company’s Employee Stock Purchase Plan (the “Amended ESPP”) to increase the number of shares of common stock reserved under the plan for future issuance by 2,000,000 shares. The Board and the Compensation Committee previously approved the Amended ESPP, subject to such stockholder approval. The Company’s executive officers are eligible to participate in the Amended ESPP.

Summaries of the Amended ESPP are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on July 29, 2016. Those summaries and the above descriptions of the Amended ESPP do not purport to be complete and are qualified in their entirety by reference to the Amended ESPP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on September 16, 2016, the Company stockholders voted on the following three proposals and cast their votes as set forth below:

Proposal 1: To elect two Class II directors to serve until the 2019 Annual Meeting of Stockholders or until their successors are elected.

Directors	For	Withheld	Broker Non-Votes
Amir Faintuch	34,653,541	1,084,393	33,976,031
Usama Fayyad	34,653,944	1,083,990	33,976,031

Proposal 2: To amend the Company’s 2013 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchases by two million shares.

For	Against	Abstain	Broker Non-Votes
34,569,508	878,958	289,468	33,976,031

Proposal 3: To ratify the selection by the audit committee of the Company’s board of directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending April 2, 2017.

For	Against	Abstain	Broker Non-Votes
68,467,012	809,951	437,002	—

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	InvenSense, Inc. 2013 Employee Stock Purchase Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2016

INVENSENSE, INC.

By:	/s/ Mark Dentinger
Mark Dentinger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	InvenSense, Inc. 2013 Employee Stock Purchase Plan, as amended